Exhibit 10.2

AMENDMENT TO INVESTOR RIGHTS AGREEMENT

AMENDMENT NO. 1 dated as of November 24, 2013 (this “Amendment”) between DHT HOLDINGS INC. (the “Company”) and ANCHORAGE ILLIQUID OPPORTUNITIES OFFSHORE MASTER III, L.P. (“Anchorage Investor”) to the INVESTOR RIGHTS AGREEMENT dated as of May 2, 2013 (the “Agreement”), between the Company and the Anchorage Investor.

WHEREAS, the Company, an affiliate of Anchorage Capital Group L.L.C. (“Anchorage”) and other investors named therein have entered into a Stock Purchase Agreement dated as of November 24, 2013 (the “Purchase Agreement”), pursuant to which Anchorage or one of its affiliates and such other investors will acquire certain common stock and preferred stock of the Company (the “Investor Purchases”); and

WHEREAS, in connection with the Investor Purchases, the Company and Anchorage Investor desire to amend the Agreement in accordance with Section 7.02 thereof and agree to certain other matters.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  Amendments.  The Agreement is hereby amended as follows:

(i)           The definition of “Extended Expiration Time” contained in Section 1.01 of the Agreement is hereby amended by replacing all references to “20%” with references to “7.5%.”

(ii)           Section 2.01(d) is hereby amended by deleting the entirety thereof and inserting the following language in its place:

Prior to the Extended Expiration Time, the Investor shall be entitled to appoint one designee to attend meetings of the Board as a non-voting observer (the “Investor Observer”), subject to compliance with the applicable rules of the NYSE.

(iii)           Section 2.03 and the definition of “Investment Committee” in Section 1.01 of the Agreement are deleted in their entirety.

(iv)           Section 3.10 is deleted in its entirety.

(v)           Article IV and the definitions of “Standstill Period” and “Standstill Percentage” in Section 1.01 of the Agreement are deleted in their entirety.

(vi)           Section 5.01(c) is deleted in its entirety.

SECTION 2.  Holding through Record Date.  Prior to the earlier of (i) the day following the record date set by the Company in connection with the Shareholders’ Meeting (as such term is defined in the Purchase Agreement) and (ii) December 20, 2013, no Investor Party (as such term is defined in the Agreement) shall sell or contract to sell any of its shares of common stock of the Company or otherwise divest itself of the right to vote such shares of common stock at the Shareholder Meeting.  Prior to the Shareholders’ Meeting, no Investor Party will enter into any contract or understanding that would limit or restrict the requirement that such Investor Party vote its shares in favor of the increase in the authorized share capital of the Company as contemplated by the Purchase Agreement.

SECTION 3.  Expenses of Counsel.  The Company will reimburse the Anchorage Investor for the reasonable expenses of its counsel incurred in connection with this Amendment and the Purchase Agreement in an amount not to exceed $25,000.

SECTION 4.  Effect of Amendment.  Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the parties to the Agreement, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Agreement, all of which shall continue in full force and effect.  This Amendment shall apply and be effective only with respect to the provisions of the Agreement specifically referred to herein.  After the date hereof, any reference to the Agreement shall mean the Agreement as modified hereby, and the words “hereof”, “herein” and “hereunder” and words of similar import when used in the Agreement shall refer to the Agreement as modified hereby.

SECTION 5.  Miscellaneous.  Article VII of the Agreement shall apply mutatis mutandis to this Amendment.

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed as of the date first above written.

ANCHORAGE CAPITAL GROUP, L.L.C., on behalf of itself and on behalf of ANCHORAGE ILLIQUID OPPORTUNITIES OFFFSHORE MASTER III, L.P., as its Investment Manager,

by	/s/ Daniel Allen
Name: Daniel Allen
Title: Senior Portfolio Manager

Acknowledged and accepted:

DHT HOLDINGS, INC.,

by
/s/ Svein Moxnes Harfjeld
Name: Svein Moxnes Harfjeld
Title: Chief Executive Officer

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